Exhibit 99.2

Applied UV, Inc. Announces Closing of $2.76 Million Registered Direct and Private Placement

NEW YORK, NY - (NewMediaWire) - April 1, 2024 - Applied UV, Inc. (NASDAQ: AUVI) (the “Company”), a leader in smart building technology solutions, today announced the closing of its previously announced registered direct offering and concurrent private placement with institutional investors. The Company issued shares of common stock of the Company (“Common Stock”) and pre-funded warrants (“Pre-Funded Warrants”) in a registered direct offering. In a concurrent private placement, the Company also issued common warrants (“Common Warrants”) to the same investors. Aggregate gross proceeds to the Company from both transactions were approximately $2.76 million. The transactions closed on April 1, 2024.  The transactions were priced at the market under Nasdaq rules.

The transactions consisted of (i) the public sale of an aggregate of 1,726,875 shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and (ii) the private placement of Common Warrants to purchase up to 518,065 shares of Common Stock at an initial exercise price of $16.00 per share. The public offering price per share of Common Stock is $1.60 (or $1.5999 for each Pre-Funded Warrant, which is equal to the public offering price per share of Common Stock to be sold in the offering minus an exercise price of $0.0001 per Pre-Funded Warrant). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. The Common Warrants are exercisable immediately subject to registration and expire 5 years after the initial issuance date. The Company expects to use the net proceeds from the offering to help fund recent large orders within the Smart Building Technologies division from customers including: Siemens, Sherwin Williams and Arco Murray and other general corporate purposes.

Aegis Capital Corp. acted as the exclusive placement agent for the offerings. Sichenzia Ross Ference Carmel LLP acted as counsel to the Company for the offerings. Kaufman & Canoles, P.C. acted as counsel to the Placement Agent for the offerings.

The registered direct offering was being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-266015) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on July 12, 2022. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering has been filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

The offer and sale of the securities in the private placement were made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the Common Stock and the Shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Applied UV, Inc.

Applied UV Inc. is dedicated to developing and acquiring smart building technologies for healthcare, hospitality, commercial and municipal markets. With SteriLumen, MunnWorks, LED Supply Co., and PURO, the company has a diverse portfolio that addresses various needs in the market. Applied UV Inc. is committed to innovation and excellence in providing solutions for a healthier and smarter world. More details about Applied UV, Inc., and its subsidiaries can be found at https://applieduvinc.com

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For Additional Company Information:

Applied UV, Inc.
Max Munn
Applied UV Founder, CEO & Director
Max.munn@applieduvinc.com

Investor Relations Contact:

TraDigital IR
Kevin McGrath
+1-646-418-7002
kevin@tradigitalir.com

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